Exhibit 99.1

Bioxytran Establishes Indian Subsidiary in Preparation of Commercialization

BOSTON, MASSACHUSETTS, December 14, 2022 (GLOBENEWSWIRE) — BIOXYTRAN, INC. (OTCQB: BIXT) (the “Company”), a clinical stage biotechnology company developing oral and intravenous drugs to treat COVID-19 and other viral causing diseases announced that it has established an Indian subsidiary (Pharmalectin India Private Limited). The purpose of the subsidiary is to launch commercial product sales of ProLectin-M should the company receive Central Drugs Standard Control Organization (CDSCO) approval.

The Indian manufacturing plant is an FDA approved facility capable of supporting the Indian market with a population of 1.4 billion people. The company has not yet identified a distributor.

About Bioxytran, Inc.

Bioxytran, Inc. is a clinical stage biotechnology company developing novel therapies targeting the treatment of significant unmet medical needs in virology, degenerative disease, and hypoxia. The leading drug candidate, ProLectin-M, is a new class of antiviral drug designed to antagonize galectins implicated in inflammatory, fibrotic, and malignant diseases. Bioxytran’s other development programs are for pulmonary fibrosis and stroke treatment. More information can be found at www.bioxytraninc.com

Investor Relations

Michael Sheikh

509-991-0245

mike.sheikh@bioxytraninc.com

Forward-Looking Statements

This press release includes forward-looking statements as defined under federal law, including those related to the performance of technology described in this press release. These forward-looking statements are generally identified by the words “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” and similar expressions, although not all forward-looking statements contain these identifying words. Such statements are subject to significant risks, assumptions and uncertainties. Known material factors that could cause Bioxytran’s actual results to differ materially from the results contemplated by such forward-looking statements are described in the forward-looking statements and risk factors in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and those risk factors set forth from time-to-time in other filings with the Securities and Exchange Commission. Bioxytran undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events, or otherwise, except to the extent required under federal securities laws.